As filed with the Securities and Exchange Commission on February 1, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Ivanhoe Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0633823 (I.R.S. Employer Identification No.)

606 - 999 Canada Place

Vancouver, BC, Canada, V6C 3E1
(Address of principal executive office) (Zip Code)

Ivanhoe Electric Inc. 2022 Long Term Incentive Plan

(Full title of the plan)

Taylor Melvin

Chief Executive Officer and President
Ivanhoe Electric Inc.
606 - 999 Canada Place
Vancouver, BC V6C 3E1
Canada
(604) 689-8765

Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808
(302) 636-5401

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Danielle Carbone, Esq. James A. Mercadante, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 Telephone: (212) 521-5400	Jeffrey G. Aromatorio, Esq. Reed Smith LLP 225 Fifth Avenue Pittsburgh, Pennsylvania 15222 Telephone: (412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Ivanhoe Electric Inc., a Delaware corporation (the “Registrant”), relating to 4,748,030 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible employees, consultants, and non-employee directors of the Registrant under the Registrant’s 2022 Long Term Incentive Plan (the “Plan”) as a result of the annual evergreen increase under the Plan and expired options under the Registrant’s prior Equity Incentive Plan, which Common Stock is in addition to the 3,250,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 20, 2022 (File No. 333-266227) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:

(a)	The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on June 29, 2022, relating to the Registration Statement on Form S-1 (File No. 333-265175), as amended, filed with the SEC on June 24, 2022, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Registrant’s quarterly reports on Form 10-Q for the quarter ended June 30, 2022, filed on August 12, 2022, and for the quarter ended September 30, 2022, filed on November 14, 2022;

(c)	The Registrant’s current reports on Form 8-K filed on June 30, 2022, October 21, 2022 (except for Item 7.01), November 21, 2022 (except for Item 7.01), and January 11, 2023 (except for Item 7.01);

(d)	The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on June 27, 2022 (File No. 001-41436) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

See Exhibit Index immediately following the Signature Pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 31st day of January, 2023.

IVANHOE ELECTRIC INC.

By:	/s/ Taylor Melvin
	Name:	Taylor Melvin
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Taylor Melvin, Jordan Neeser and Sam Kenny, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Friedland Robert Friedland	Executive Chairman of the Board of Directors	January 31, 2023

/s/ Taylor Melvin Taylor Melvin	Chief Executive Officer, President and Director (Principal Executive Officer)	January 31, 2023

/s/ Jordan Neeser Jordan Neeser	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2023

/s/ Francis Fannon Francis Fannon	Director	January 31, 2023

/s/ Russell Ball Russell Ball	Director	January 31, 2023

/s/ Hirofumi Katase Hirofumi Katase	Director	January 31, 2023

/s/ Victoire de Margerie Victoire de Margerie	Director	January 31, 2023

/s/ Oskar Lewnowski Oskar Lewnowski	Director	January 31, 2023

/s/ Priya Patil Priya Patil	Director	January 31, 2023

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41436), filed with the SEC on June 30, 2022).

4.2	Amended and Restated Bylaws, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41436), filed with the SEC on June 30, 2022).

5.1	Opinion of Reed Smith LLP (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Reed Smith LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1	Ivanhoe Electric Inc. 2022 Long Term Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-266227), filed with the SEC on July 20, 2022).

107	Filing Fee Table (filed herewith).

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